CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT is made this ____ day of February, 1999, by and between CANNON FINANCIAL COMPANY, a Kansas corporation, hereinafter referred to as "Company," and SEQUOIA COMPANY, a Kansas corporation, hereinafter referred to as "Consultant."

      WHEREAS, Company is engaged in the Business of collecting, on behalf of clients, accounts receivable related to the client's business ("Business"); and

      WHEREAS, Consultant will designate during the entire term of this Agreement a designated employee (hereinafter the "designated employee") of Consultant to be the sole individual providing services on behalf of Consultant hereunder; and

      WHEREAS, Company desires to obtain the services of Consultant to assist it in generating a collection business for Company; and

      WHEREAS, Consultant desires to be retained by Company in the aforesaid capacity; and

      WHEREAS, Consultant acknowledges that Company would suffer substantial and irreparable loss and damage in the event Consultant or the designated employee should disclose confidential information to competitors of Company; and

      WHEREAS, Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and undertakings herein contained, the consideration set forth in paragraph 4 hereafter, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending legally to be bound, hereby agree as follows:

           1. Consulting. Company hereby agrees to retain Consultant for a period of five (5) years, commencing upon the date of this Agreement as a consultant to Company with respect to the Business. In such capacity, Consultant shall render such advice and consultation in connection with the Business as Company may require. In particular, Consultant's duties shall consist primarily of advice from time to time respecting broad aspects of profit-making opportunities in the general credit collection business. This shall include, but not be limited to, the determination of various companies in the Business and in areas involving or similar to credit collection which Company could acquire from time to time, the location and acquisition of books or groups of non-performing credit card debt that could be purchased by Company, and the entrance into agreements with third parties to provide services to those third parties, assisting them in the collection of their non-performing debt accounts. Consultant hereby agrees that, at all times during the term of this Agreement, without the prior written consent of Company, the designated employee will be the only party who will, on behalf of Consultant, be providing the services Consultant is required to provide to Company hereunder. In performing these services,

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Company will develop written  guidelines that indicate the criteria that must be present in order for Company to consider these various facets of services to be provided by Consultant. Consultant agrees to use its best efforts to follow the guidelines in connection with the Business that it proposes to Company. In
performing  these  consulting  services,   Consultant  will  be  an  independent
contractor. Company understands that it will have no control over the number of hours worked by Consultant and where it works in satisfaction of its services
hereunder.   Nothing   herein  will  create  a  partnership   or  joint  venture
relationship between Company and Consultant. Consultant will not be responsible for day-to-day operations of Company and will perform services, specifically requested by and reporting to the President of Company or a Vice President designated by the President at times and places reasonably agreeable to both parties. Consultant understands that it shall have no authority whatsoever to bind Company as to any obligation, liability, arrangement, contract or in any manner or way whatsoever and it agrees that, in all dealings with third parties on behalf of Company, that it shall communicate such fact to said third parties.

           2. Compliance With All Laws. Consultant certifies that it will comply with all local, state and federal statutes, rules, regulations and laws with respect to all matters pertaining to this Agreement and the services performed on behalf of Company hereunder, and shall indemnify and hold Company harmless from claims, damages, expenses and costs, including reasonable attorneys' fees, for any violation or claimed violation thereof. Consultant understands that if it does not so comply with such laws, such actions shall be deemed unauthorized by Company.

           3. Term. The term of this Agreement shall be for a period of five (5) years beginning on March 1, 1999, and terminating February 28, 2004, unless earlier terminated.

           4.   Compensation and Other Benefits.

               a. As and for compensation for the services to be rendered for Company by Consultant under this Agreement, Consultant shall be paid the monthly sum of Eleven Thousand Five Hundred Dollars($11,500) during the term of the engagement hereunder beginning March 1, 1999.

               b. As additional compensation hereunder, Consultant shall be entitled to receive a bonus determined as follows:

                    i In the  event  that net  income  for book  purposes  after depreciation, interest and taxes for calendar year-end 2000 exceeds Five Hundred Thousand Dollars ($500,000), Consultant shall be paid a bonus of Four Thousand Dollars ($4,000) per month in connection with its services rendered during calendar year 2001.

                    ii In the event  that net  income  for book  purposes  after depreciation, interest and taxes for calendar year-end 2001 exceeds Five Hundred Thousand Dollars ($500,000), Consultant shall be paid a bonus of Four Thousand Dollars ($4,000) per month in connection with its services rendered during calendar year 2002.

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


                    iii. In the event that net income for book purposes after depreciation, interest and taxes for calendar year-end 2002 exceeds Five Hundred Thousand Dollars ($500,000), Consultant shall be paid a bonus of Four Thousand Dollars ($4,000) per month in connection with its services rendered during calendar year 2003.

               c. Consultant understands that, other than as specifically set forth herein, it shall be obligated to pay for all of its necessary expenses in connection with performance of its services hereunder. Company will not be obligated to reimburse Consultant for any expenses whatsoever it incurs in connection with the conduct of its services hereunder, other than those expressly allowed by Company policy, without the prior written agreement of Company in each event. However, Company does agree that it will provide to Consultant reasonable office space, monthly office parking for the designated employee only, phone usage and secretarial assistance in connection with the provision of its services to Company hereunder.

           5.   Disclosure of Information.

               a.  Consultant  acknowledges  that,  in  and as a  result  of its engagement hereunder, it and its designated employee will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as Company's secrets, systems, procedures, manuals, confidential reports and lists of customers of Company and the Business. As a material inducement to Company to enter into this Agreement, and to pay to
          Consultant  the  compensation  referred  to  in  Paragraph  4  hereof,
          Consultant covenants and agrees that neither it, nor its designated employee or any of Consultant's shareholders, officers, directors, partners, members, employees or agents, shall, at any time during or following the term of Consultant's engagement hereunder, directly or indirectly, use, disseminate, divulge, disclose, lecture upon or publish articles with respect to, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to them as a result of Consultant's engagement by Company. Such confidential information includes information not generally known in the industry in which Company is or may be engaged and information in any form concerning Company's customers, products, processes, methods, technology, computer programs, development, inventions, manufacturers, purchasing, distribution, accounting, marketing, merchandising and selling. It is understood and agreed, however, that confidential information will not include any information or documentation in the public domain and will likewise not include any information or documentation obtained by Consultant from any third party as long as such third party was not under a similar confidentiality restriction or an employee of Company or AFI. In the event of a breach or threatened breach by Consultant, its designated employee, or Consultant's shareholders, officers, directors, partners, members, employees or agents, of any of the provisions of this Paragraph 5,
          Company, in addition to and not in limitation of any other rights, remedies or damages available to Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Consultant, its designated employee or by Consultant's

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


          shareholders, directors, officers, partners, agents, representatives, employees, and/or any and all persons directly or indirectly acting for or with it or him.

               b. Upon termination of its engagement with Company, whether such termination was at the request of Consultant or of Company, all documents, records, notebooks and similar repositories of or documents containing any confidential information as defined in Paragraph 5(a) above, including copies thereof, then in Consultant's or its designated employee's possession or the possession of Consultant's officers, directors, shareholders, partners, members, employees or agents, or obtained by others from Company, whether prepared by them or others, will be the sole property of Company and shall be returned to Company.

               c. In the event that Consultant becomes legally compelled to disclose any of the information defined as confidential in Paragraph 5(a), Consultant or its designated employee will provide Company prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with these provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Consultant and its designated employee will furnish only that portion of the information which they are legally required to disclose or with respect to which Company has waived compliance and will exercise their best efforts (which shall not require the payment of money) to cooperate with Company's efforts to obtain a required protective order or other reliable assurance that confidential treatment will be accorded the information.

           6. Restrictive Covenant. By its engagement with Company, Consultant, as well as its designated employee, will acquire additional and intimate knowledge about the customers, financial data, price and business negotiations and business techniques of Company, as they may now exist or as they may be developed in the future. Consultant acknowledges and agrees that Company, in its engagement of Consultant, will allow Consultant to perform services for firms, corporations and other associations and business enterprises which Consultant may solicit as clients and customers of Company ("customers"), and in so doing, has and will utilize Company's ideas, techniques and expertise in establishing an even greater rapport with such customers. In order to avoid the inadvertent disclosure of Company's confidential matters, and as consideration for Consultant's engagement hereunder, Consultant hereby covenants and agrees that during Consultant's engagement hereunder and for two (2) years from and after the effective date of the termination of Consultant's engagement with Company, Consultant, its designated employee, and their respective shareholders, directors, officers, partners, members, employees and agents shall not, directly or indirectly, either by themselves or through others, or as a partner, employee, agent, officer, director, member, stockholder or otherwise (1) solicit, divert, take away or attempt to take away the Business of Company's present or past customers, or the customers of any affiliated or related companies of Company, in any business or enterprise competing with Company or any subsidiary companies of Company, (2) solicit, hire, employ or endeavor to employ any of Company's employees or employees of any subsidiary companies of Company, or (3) within a radius of fifty (50) miles from the city limits of any city in which Company is presently working for or soliciting customers or has worked for or solicited customers within the two (2) year period prior to termination of Consultant's engagement with Company, transact any business with, own any interest directly or indirectly in, or

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


be associated with or employed in any capacity by or on behalf of any person, partnership, firm, corporation or other business association engaged or seeking to engage in any business or enterprise competing directly or indirectly with Company or any subsidiary companies of Company. For purposes of this paragraph, the references to "Consultant" shall include any shareholder, officer, director, partner, member or agent of Consultant and any individual employed by Consultant on the date of this Agreement or during the term hereof.

           7. Accounting for Profits. Consultant covenants and agrees that if it, its designated employee, or any other restricted parties shall violate any of the covenants or restrictions under the foregoing Paragraphs 5 and 6, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Consultant or any other restricted parties, directly or indirectly, has realized as a result of any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights and remedies to which Company is or may be entitled at law, in equity, or under this Agreement.

           8.   Reasonableness of Restrictions.

               a. Consultant has carefully read and considered the provisions of Paragraphs 5, 6 and 7 and, having done so, agrees that the restrictions set forth in these paragraphs, are fair and reasonable, are reasonably required for the protection of the interests of Company and its officers, directors, shareholders, and other employees, are not injurious to the public in general, is no greater than reasonably necessary to protect the legitimate business interests of Company, and is not unduly harsh and oppressive on Consultant or the other restricted parties. In the event that Company is found by the Arbitrator(s) to have violated this Agreement, Consultant agrees that Company shall have 30 days after said arbitration decision to cure said performance or payment default.

               b. Consultant represents that its experience, capabilities and assets are such that this Agreement does not deprive it from earning a profit in the unrestricted business activities which remain open to it, nor does it deprive any of the other restricted parties from earning a livelihood in the unrestricted business activities that remain open to them or from otherwise adequately and appropriately supporting themselves.

               c. In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 5, 6 and 7 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable parts had not been included therein. In the event that any provision of Paragraphs 5, 6 and 7 shall be declared by a Court of competent jurisdiction to exceed the maximum restriction such Court deems reasonable and enforceable, the restriction deemed reasonable and enforceable by the Court shall become and thereafter be the maximum restriction.

           9. Remedies. Consultant agrees that damages alone will be inadequate protection for Company in the event of a breach or threatened breach or violation of any of the provisions of this Agreement and that Company shall, in addition thereto, be entitled to an injunction restraining such breach or violation by Consultant, its designated employee and any other

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


restricted parties of any provision of this Agreement, and, such injunctive remedy shall not be in limitation of but in addition to, any other remedies authorized by law for the breach or threatened breach of this Agreement, including the recover of monetary damages and a reasonable attorney's fee. Consultant acknowledges that the agreement of the designated employee to the restrictions set forth in Paragraphs 5 and 6 herein is a material inducement to Company's payment of the sums set forth in Paragraph 4 hereof. Consultant, Company and the other restricted parties expressly waive the posting of any bond or surety required pursuant to the issuance of an injunction hereunder. However, in the event that the Court refuses to honor the waiver of bond hereunder, Consultant, Company and the other restricted parties hereby expressly agree to a bond to be posted in this matter of One Hundred Dollars ($100). Nothing in this Agreement shall be construed to prohibit Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative. The obligations of Consultant and the other restricted parties, and the rights of Company, its successors and assigns under Paragraphs 5, 6, 7, 8 and 9 of this Agreement, shall survive the termination of this Agreement. Consultant understands and acknowledges that a breach of Paragraphs 5 and 6 by Consultant's designated employee, the agents of Consultant's designated employee, or by any shareholders, directors, officers, employees, agents, partners or members of Consultant shall constitute a breach of Consultant under this Agreement entitling Company to all of the same remedies under this Agreement available to it as if a breach occurred by Consultant itself.

Notwithstanding anything in this Paragraph 9 to the contrary, the parties agree that any dispute, controversy or claim for actual damages arising out of the termination of this Agreement under Paragraph 11 herein shall be submitted to and settled by arbitration in Kansas City, Jackson County, Missouri, pursuant to private arbitration. No other dispute under this Agreement shall be subject to arbitration, absent the separate agreement of the parties, and under no circumstances shall any claim for consequential, punitive or exemplary damages, or any tort claim, be arbitrable under this Agreement.. The parties agree that within ten (10) days after a demand for arbitration is sent in writing by any party to this Agreement, the respective parties shall either jointly agree upon one (1) arbitrator to arbitrate the disputes raised pursuant to the demand for arbitration, or each party will independently pick an arbitrator to serve on the arbitration panel. If the parties elect to pick their own arbitrators to serve on the panel, the two arbitrators picked by the respective parties shall then pick a third arbitrator who will complete the arbitration panel. The parties agree that the actual arbitration between the parties will begin no later than sixty (60) days from the date that the demand for arbitration is served on the other party and that the decision of the arbitration panel will be rendered no later than ninety (90) days from the date that the demand for arbitration is served on the other party. The parties agree that the Federal Rules of Civil Procedure, and discovery, will apply to these arbitration proceedings. Any award rendered shall be in writing and final and conclusive among the parties, and a judgment thereon may be entered in any court of competent jurisdiction. The expenses of the arbitration, and the arbitrator fees, shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel fees. Notwithstanding the foregoing it is agreed that the arbitrators may, in their discretion, award the prevailing party reasonable attorney fees as a part of the award if the arbitrator determines that the losing party acted in bad faith or without reasonable cause. In the event that Company is found by said Arbitrator(s) to have violated this Agreement, Consultant agrees that

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Company  shall  have  30 days  after  said  arbitration  decision  to cure  said performance or payment default.

           10. Delegation of Duties and Assignment of Rights. Consultant and the other restricted parties may not delegate the performance of any of their respective obligations or duties hereunder, or assign any rights hereunder except upon the prior written consent of Company. Company may assign all of its rights and obligations under this Agreement, provided that Company shall remain liable for all of its obligations under this Agreement (including, but not limited to, the obligation to pay compensation to Consultant) despite such assignment. In the event of an assignment by Company or Consultant, each reference in this Agreement to Company or Consultant shall include the assignee from and after the date of such assignment.

           11.  Termination.

               a. The engagement of Consultant under this Agreement shall terminate upon the occurrence of any of the following events:

                    i the death of the designated employee;

                    ii if  the  designated  employee  is  adjudicated  as  being legally incompetent by any court having jurisdiction to determine such matter;

                    iii the  expiration  of ten (10)  days  following  notice by
               Company to Consultant of its intent to terminate its engagement hereunder "with cause" (as defined below), without Consultant curing said cause. However, the parties hereto agree that in the event of a termination with cause by Company for which a demand for arbitration is sent by the terminated party, payments to Consultant under Paragraph 4(a) only shall continue during the conduct of the arbitration proceeding and until a decision is rendered by the arbitrator described in Paragraph 9 herein;

                    iv  subsequent  to one  (1)  year  from  the  date  of  this
               Agreement, the expiration of twenty (20) days following notice by Company to Consultant of its intent to terminate its engagement hereunder without cause and upon payment by Company to Consultant of an additional amount equal to 50% of the payments then remaining under this Agreement; or

                    v the mutual agreement of the parties hereto.

               b. For purposes of this Agreement, a termination of Consultant's engagement hereunder shall be considered to be for "cause" if such termination is by reason of Consultant's or the designated employee's dishonesty, theft, conviction of a felony or a misdemeanor involving moral turpitude or dishonesty, malfeasance, willful misconduct, material breach of this Agreement, abandonment of their respective responsibilities hereunder, neglect of material duties Consultant and/or the designated employee are required to perform hereunder, failure of Consultant and/or the designated employee to maintain the confidentiality of any client or information in their possession or to which they have access or knowledge, Company's discovery that any other party other than the

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          designated   employee  has  been  providing   services  on  behalf  of
          Consultant hereunder without the consent of Company, or in the event that any individual other than the designated employee becomes the
          designated  employee  of  Consultant   providing  services  hereunder,
          without Company's consent. The parties agree that the definition of "cause" shall occur if any of these actions have occurred only during the term hereof, not only by Consultant itself, but by the designated employee.

               c. Upon termination of Consultant's engagement hereunder for any reason, Company shall be obligated to pay to, or for the benefit of, Consultant only such compensation or other benefits which have accrued through the date of such termination. However, in the event that termination of Consultant's engagement occurs as a result of the operation of Paragraph 11(a)(i) or 11(a)(ii), Company, as its sole and remaining payment obligation hereunder, agrees to continue to pay the sum of Eleven Thousand Five Hundred Dollars ($11,500.00) to Consultant as a termination payment, for a period of twelve (12) months after the month of termination.

               d. Except as expressly provided herein, the obligation of Consultant, its designated employee and any other restricted parties, respectively, and the rights of Company, its successors and assigns, under this Agreement shall survive the termination of Consultant's engagement under this Agreement.

           12. Waiver of Breach. The waiver by Consultant or Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

           13. Severability. The provisions of this Agreement, including particularly, but not solely, the provisions of Paragraphs 5, 6 and 7 shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

           14. Applicable Law. This Agreement shall be construed and performed according to the laws of the State of Missouri, and shall be binding upon the parties thereto, their successors and assigns. The parties hereto agree that, except for the claims arbitrable under Paragraph 9 hereof, appropriate jurisdiction and venue for any and all claims under this Agreement or related in any way to the Agreement or the subject matter thereof shall be in the Circuit Courts of Jackson County, Missouri. The parties hereto waive any right they may have to remove said litigation to any federal court. Consultant hereby agrees, as part of any relief Company may obtain against Consultant, its designated employee or any other restricted parties as a result of their breach of this Consulting Agreement, that Company, in addition to such other relief it shall be granted by the court, shall be entitled to be reimbursed by Consultant for any costs it incurs in connection with the enforcement of this Agreement, including, but not limited to, a reasonable attorneys' fee. The parties hereto agree that appropriate service of process for any of said actions may be obtained on said parties by personal service or by delivery of said process to the parties or a representative of the parties by first class mail, postage prepaid. Consultant agrees that Company may offset against any amounts owed by Company to Consultant hereunder, any amounts owed by Consultant, its designated employee, or any restricted parties, to Company.

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          15. Notice.  Any notice required to be given shall be sufficient if it is in writing and sent by certified mail or registered mail, return receipt requested, first class postage prepaid, to Sequoia Company, Post Office Box 8266, Shawnee Mission, Kansas 66208, in the case of Consultant, its designated employee, or any other restricted parties, and to 1900 Commerce Tower, 911 Main Street, Kansas City, Missouri 64105, in the case of Company, which shall be deemed received three (3) days after such deposit in the United States mail.

           16. Entire Agreement. This Agreement, and the documents and Agreements referred to herein, contains the entire agreement and understanding by and between Company and Consultant with respect to the engagement herein referred to, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force of effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver or any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time.

      THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.


CONSULTANT:                         SEQUOIA COMPANY

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


COMPANY:                            CANNON FINANCIAL COMPANY

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


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